398 Putnam Intermediate US Government
5/31/03 Semi Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	5,517
Class B	2,674
Class C	223

72DD2 (000s omitted)

Class M	179
Class Y	1,975


73A1

Class A	0.048195
Class B	0.032527
Class C	0.028635

73A2
Class M 0.044274
Class Y	0.054732

74U1 (000s omitted)

Class A	113,455
Class B	83,422
Class C	8,200

74U2 (000s omitted)

Class M	3,803
Class Y	36,421


74V1

Class A	5.26
Class B	5.27
Class C	5.26

74V2

Class M	5.28
Class Y	5.25